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                                                                      EXHIBIT 10


INDEPENDENT AUDITORS' CONSENT


Mercury Small Cap Value Fund, Inc.:

We consent to the use in Pre-Effective Amendment No. 2 to Registration Statement No. 333-38070 on Form N-1A of our report dated August 14, 2000 to the Board of Directors and Shareholder of Mercury Small Cap Value Fund, Inc., our report dated July 19, 2000 to the Board of Trustees and Investors of Master Small Cap Value Trust and to the reference to us under the caption "Independent Auditors" in the Statement of Additional Information, all of which appear in the Statement of Additional Information, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Princeton, New Jersey
August 29, 2000